SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2002

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

10735 Willows Road NE, Redmond, WA 98052 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant's telephone number, including area code)

Item 4.	Changes in Registrant's Certifying Accountant.

          On June 3, 2002, the audit committee of the Board of Directors approved the engagement of Grant Thornton LLP as independent auditors for Metawave Communications Corporation (the "Company"). During the Company's two most recent fiscal years and the interim period prior to engaging Grant Thornton LLP, the Company has not consulted Grant Thornton LLP with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

Item 7.	Financial Statements and Exhibits
None

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: June 7, 2002	By: /s/ Kathryn Surace-Smith Kathryn Surace-Smith Vice President, General Counsel and Secretary